Exhibit 8

April 15, 2008

Owens Mortgage Investment Fund,
a California Limited Partnership
2221 Olympic Boulevard
Walnut Creek, CA  94595

Re:	Federal Income Tax Consequences of an Investment in Owens Mortgage Investment Fund

Ladies and Gentlemen:

We have acted as tax counsel for Owens Mortgage Investment Fund, a California Limited Partnership (the “Partnership”), in connection with the preparation of the prospectus (the “Prospectus”) for the Partnership to be filed with the Securities and Exchange Commission on or about April 15, 2008 pursuant to the Securities Act of 1933, as amended (the “Act”), as part of a Registration Statement on Form S-11 (Registration No. 333-________) (the “Registration Statement”). This opinion as to certain material federal income tax aspects of an investment in the Partnership is being delivered at your request in connection with the disclosure requirements under the Act and will be filed as an exhibit to the Registration Statement. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

You have requested our opinion as to the classification of the Partnership for U.S. federal income tax purposes and certain other U.S. federal income tax matters. In our capacity as counsel to the Partnership and for purposes of rendering this opinion, we have examined: (i) the Registration Statement and the Prospectus; (ii) the Sixth Amended and Restated Limited Partnership Agreement for the Partnership that is attached as Exhibit A to the Prospectus (the “Partnership Agreement”); and (iii) the certificate of the General Partner, dated as of the date hereof (the “Certificate”).  In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photocopies, and the authenticity of the originals of such copies.

Furthermore, our opinion is based on (a) our understanding of the facts as represented to us in the Certificate and (b) the assumption that (i) the Partnership has a valid legal existence under the laws of the state in which it was formed and has operated in accordance with the laws of such state, (ii) the Partnership is operated, and will continue to be operated, in the manner described in the Certificate, (iii) the Partnership is operated, and will continue to be operated, in accordance with the Partnership Agreement, (iv) the Partnership

MMB:10385-001:893534.1

Owens Mortgage Investment Fund,
a California Limited Partnership
April 15, 2008

Agreement will not be materially modified or amended, (v) the facts contained in the Registration Statement and the Prospectus are true and complete in all material respects, (vi) all representations of fact contained in the Certificate are true and complete in all material respects, and (vii) any representation of fact in the Certificate that is made “to the knowledge” or similarly qualified is correct without such qualification. We have not undertaken any independent inquiry into or verification of these facts either in the course of our representation of the Partnership or for the purpose of rendering this opinion.

We can provide no assurance that the assumptions on which our opinion is based will ultimately prove to be accurate. We also note that the tax consequences addressed herein depend upon the actual occurrence of events in the future, which events may or may not be consistent with any representations made to us for purposes of this opinion. To the extent that the facts differ from those represented to or assumed by us herein, our opinion should not be relied upon.

Our opinion herein is based on existing law as contained in the Internal Revenue Code of 1986, as amended (the “Code”), final and temporary Treasury Regulations promulgated thereunder, administrative pronouncements of Internal Revenue Service (the “IRS”) and court decisions as of the date hereof. The provisions of the Code and the Treasury Regulations, IRS administrative pronouncements and case law upon which this opinion is based could be changed at any time, perhaps with retroactive effect. In addition, some of the issues under existing law that could significantly affect our opinion have not yet been authoritatively addressed by the IRS or the courts, and our opinion is not binding on the IRS or the courts. Hence, there can be no assurance that the IRS will not challenge, or that the courts will agree, with our conclusions.

Pursuant to Section 7704 of the Code, a publicly traded partnership is any partnership the interests in which are traded on an “established securities market” or are readily tradable on a “secondary market or the substantial equivalent thereof.” Treasury Regulations under Section 7704 (the “Regulations”) provide certain safe harbors, pursuant to which interests in a partnership will not be considered readily tradable on a secondary market or the substantial equivalent thereof. The Regulations specifically provide that the fact that a partnership does not qualify for the safe harbors is disregarded for purposes of determining whether interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. Instead, in such case, the partnership’s status must be determined under a general “facts and circumstances” standard set forth in the Regulations.

Based upon, and subject to, the foregoing and the next paragraphs below, we are of the opinion that, as of the date hereof:

(i) The Partnership will be treated as a partnership for U.S. federal income tax purposes, and not as an association taxable as a corporation;

(ii) Based upon the legislative history of Section 7704, the text of the Regulations, the anticipated operations of the Partnership as described in the Prospectus and the

MMB:10385-001:893534.1

Owens Mortgage Investment Fund,
a California Limited Partnership
April 15, 2008

Partnership Agreement, and the representations of the General Partner contained in the Certificate, the Partnership will not be treated as a publicly traded partnership, within the meaning of Section 7704 of the Code; and

(iii) We have reviewed the statements included or incorporated by reference in the Prospectus under the headings “Risk Factors - Taxation Risks” and “Federal Income Tax Consequences,” and insofar as such statements pertain to matters of law or legal conclusions, in each case with respect to U.S. federal income tax law, they are correct in all material respects.

We undertake no obligation to update this opinion, or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein. We express no opinion as to matters governed by any laws other than the Code, the Treasury Regulations, published administrative announcements and rulings of the IRS, and court decisions.

This opinion is furnished to you solely for use in connection with the Prospectus. We hereby consent to the filing of this opinion as an exhibit to the Partnership’s filings with the SEC in connection with the offering of the Units. We also consent to the reference to our firm name in the Prospectus under the headings “Risk Factors - Taxation Risks” and “Federal Income Tax Consequences.” In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

MORGAN MILLER BLAIR,
A LAW CORPORATION

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